EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania


We consent to the use of our reports included herein and to the references to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



                                          /s/ Rudolph, Palitz LLP
                                          -----------------------
                                              Rudolph, Palitz LLP


Plymouth Meeting, Pennsylvania

December 10, 1996